KPMG Peat Marwick LLP

     4200 Norwest Center
     90 South Seventh Street
     Minneapolis, MN 55402

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Voyageur National High Yield Municipal Bond Fund


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "ADDITIONAL INFORMATION - Custodian; Counsel; Independent Auditors" in Part B of the Registration Statement.

                                                     KPMG Peat Marwick LLP

Minneapolis, Minnesota
November 12, 1996

Member Firm of
Klynveld Peat Marwick Goerdeler